                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ORBITAL SCIENCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee Required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                                                                 [ORBITAL LOGO]

March 24, 1997

Dear Stockholder:

     It is my pleasure to invite you to the Annual Meeting of Stockholders of Orbital Sciences Corporation to be held on Thursday, April 24, 1997 at 9:00 A.M. at the Company's headquarters located at 21700 Atlantic Boulevard, Dulles, Virginia 20166.

     Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. Your return of a proxy in advance will not affect your right to vote in person at the meeting.

     I hope that you will be able to attend the meeting. The officers and directors of the Company look forward to seeing you at that time.

Sincerely,

/s/ DAVID W. THOMPSON
---------------------
DAVID W. THOMPSON
Chairman of the Board, President
and Chief Executive Officer

                          ORBITAL SCIENCES CORPORATION
                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 1997
                            ------------------------

     The Annual Meeting of Stockholders of Orbital Sciences Corporation (the "Company"), a Delaware corporation, will be held at the Company's headquarters located at 21700 Atlantic Boulevard, Dulles, Virginia 20166, on Thursday, April 24, 1997 at 9:00 A.M. for the following purposes:

        1. To elect four directors for three-year terms ending in 2000.

        2. To approve the adoption of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 shares to 80,000,000 shares.

        3. To approve the adoption of the Orbital Sciences Corporation 1997 Stock Option and Incentive Plan.

        4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 12, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ LESLIE C. SEEMAN
---------------------
LESLIE C. SEEMAN
Senior Vice President, General Counsel
and Secretary

March 24, 1997

                          ORBITAL SCIENCES CORPORATION
                            21700 ATLANTIC BOULEVARD
                             DULLES, VIRGINIA 20166

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Orbital Sciences Corporation (the "Company" or "Orbital") for use at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 21700 Atlantic Boulevard, Dulles, Virginia 20166, on Thursday, April 24, 1997 at 9:00 A.M. and any adjournments thereof.

     There are two outstanding classes of securities that entitle holders thereof to vote generally at meetings of Orbital stockholders: (a) common stock of Orbital, par value $0.01 per share ("Common Stock") and (b) Series A Preferred Stock (the "Special Voting Stock"). A single share of Special Voting Stock was issued to State Street Bank and Trust Company (the "Trustee"), as trustee under a voting trust agreement for the benefit of holders of exchangeable shares of the Company's wholly owned subsidiary, MacDonald, Dettwiler Holdings Inc. (the "Exchangeable Shares") that were issued in connection with Orbital's acquisition of MacDonald, Dettwiler and Associates Ltd. ("MDA") in November 1995 (the "MDA Acquisition"). The Common Stock and Special Voting Stock vote together as a single class on all matters except as otherwise required by Delaware law. The Common Stock is entitled to one vote per share. The Trustee, as holder of one outstanding share of Special Voting Stock, is entitled to one vote for each outstanding Exchangeable Share for which instructions with respect to such voting are received in proper form from Exchangeable Shareholders. Unless otherwise indicated, references herein to "stockholders" means holders of Orbital Common Stock and the Special Voting Stock. Rights and procedures with respect to the voting of Exchangeable Shares are set forth in the "Information Statement for Holders of Exchangeable Shares of MacDonald, Dettwiler Holdings Inc." included in proxy materials sent to Exchangeable Shareholders.

     The Board of Directors has fixed the close of business on March 12, 1997 (the "Record Date") for determining stockholders who are entitled to vote at the Annual Meeting of Stockholders. On the Record Date, there were 32,082,937 shares of Common Stock outstanding, the holders of which are entitled to one vote per share on each matter to come before the meeting. On the Record Date, there were 118,865 Exchangeable Shares outstanding, entitling the Trustee to one vote per Exchangeable Share to the extent and in the manner instructed by the respective Exchangeable Shareholders. Proxies properly executed and returned will be voted at the meeting in accordance with any directions noted. Any proxy on which no directions are indicated will be voted FOR the election of the nominees for director set forth below and FOR the other proposals described in this Proxy Statement. Proxies will be voted in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting and all matters incidental to the conduct of the meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the meeting in person may revoke his or her proxy and vote his or her shares.

     This Proxy Statement and accompanying form of proxy will be first mailed to Common Stockholders, the Trustee and the Exchangeable Shareholders on or about March 24, 1997.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Four directors are to be elected at the 1997 Annual Meeting for three-year terms that expire in 2000. Ten other directors have been elected to, or appointed to fill vacancies for, terms that end in either 1998 or 1999, as indicated below. The term of office of each nominated director will be for three years expiring at the 2000 Annual Meeting of Stockholders and until a successor is elected and qualified or until such director's earlier death, removal or resignation. If any nominees for directors should become unavailable, the Human Resources and Nominating Committee of the Board of Directors would designate substitute nominees and proxies would be voted for such substitutes. Management does not anticipate that any of the nominees will become unavailable.

     In order to be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting. The four nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. Shares that are withheld and broker non-votes will have no effect on the outcome of the election.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the election of each of the nominees listed below.

     Set forth below is certain information (as of March 1, 1997) concerning each of the nominees and each person whose term of office as a director will continue after the Annual Meeting.

               DIRECTORS TO BE ELECTED AT THE 1997 ANNUAL MEETING

DOUGLAS S. LUKE, 55
Chairman of Audit and Finance Committee and Member of Human Resources and Nominating Committee

Douglas S. Luke has been a Director of the Company since 1983. Since 1991, Mr. Luke has been President and Chief Executive Officer of WLD Enterprises, Inc., a private investment firm. From 1979 until 1990, he held various positions with Rothschild, Inc., including the position of Managing Director from 1987 until 1990. Mr. Luke is currently a director of DNA Plant Technology Corporation, Regency Realty Corporation and Westvaco Corporation.

JOHN L. MCLUCAS, 76
Member of Human Resources and Nominating and Strategy and Technology Committees

John L. McLucas has been a Director of the Company since 1993. From 1987 until 1993, he was a director of Orbital's then wholly owned subsidiary Orbital Research Corporation ("ORC"). He was formerly Chairman of the International Space University and currently serves on its Board of Advisors. From 1988 to 1991, he was Chairman of the National Aeronautics and Space Administration ("NASA") Advisory Council and Chairman of the U.S. Air Force Studies Board. From 1985 to 1988, he was Chairman of QuesTech, Inc. From 1977 to 1985, Dr. McLucas was Executive Vice President of COMSAT Corporation. Prior to 1977, Dr. McLucas held a variety of positions, including Administrator of the Federal Aviation Administration, Secretary of the U.S. Air Force and President of MITRE Corporation.

HARRISON H. SCHMITT, 61
Member of Audit and Finance and Strategy and Technology Committees

Harrison H. Schmitt has been a Director of the Company since 1983. From 1982 until the present, Dr. Schmitt has served in various capacities as a consultant. From 1976 to 1982, Dr. Schmitt was a United States Senator from New Mexico, during which time he chaired the Senate Science, Technology and Space

Subcommittee, which authorizes all non-military space-related research and development programs of the U.S. Government. From 1974 to 1975, he was NASA Assistant Administrator for Energy Programs. From 1965 to 1973, he was a NASA astronaut. As Lunar Module Pilot on Apollo 17 in 1972, he explored the Moon's surface.

SCOTT L. WEBSTER, 44
Scott L. Webster is a founder of Orbital and has been a Director of the Company since 1982. Since January 1995, Mr. Webster has worked on special projects for Orbital and is currently Senior Vice President/Special Projects. Mr. Webster was Senior Vice President of Orbital from October 1993 until January 1995, was President/Space Data Division of Orbital from 1991 until October 1993, was Executive Vice President/Space Data Division from 1989 to 1990, was Senior Vice President/Marketing and Business Development from 1985 to 1989 and was Vice President/ Marketing from 1982 to 1985. From 1974 to 1978, he was a Senior Engineer at Litton Industries, Inc.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

FRED C. ALCORN, 66
Member of Human Resources and Nominating Committee

Fred C. Alcorn has been a Director of the Company since 1983. Since 1975, Mr. Alcorn has been President of Alcorn Oil & Gas Company and Alcorn Development Company.

LENNARD A. FISK, 53
Member of Strategy and Technology Committee

Lennard A. Fisk has been a Director of the Company since October 1993. Since July 1993, Dr. Fisk has been Professor and Chairman of the Department of Atmospheric, Oceanic, and Space Sciences at the University of Michigan. From 1987 until 1993, he was Associate Administrator for Space Science and Applications at NASA. From 1977 until 1987, he held various positions at the University of New Hampshire, including Vice President for Research and Financial Affairs.

JACK L. KERREBROCK, 69
Member of Strategy and Technology Committee

Jack L. Kerrebrock has been a Director of the Company since January 1993. From 1984 until 1993, he was a director of ORC. Since 1965, Dr. Kerrebrock has been a Professor of Aeronautics and Astronautics at the Massachusetts Institute of Technology ("MIT"). From 1990 to 1991, he was Acting Dean of Engineering at MIT, and from 1985 to 1989, he was Associate Dean of Engineering. From 1985 to 1986, Dr. Kerrebrock served as a member of the National Commission on Space. He was NASA Associate Administrator for Aeronautics and Space Technology from 1981 to 1983.

DAVID W. THOMPSON, 42
Chairman of the Board

David W. Thompson is a founder of Orbital and has been Chairman of the Board, President and Chief Executive Officer of the Company since 1982. From 1981 to 1982, Mr. Thompson was Special Assistant to the President at Hughes Aircraft Company's Missile Systems Group. From 1977 to 1979, Mr. Thompson was employed by NASA at the Marshall Space Flight Center as a project manager and engineer. From 1975 to 1976, he worked on the Space Shuttle's autopilot design at the Charles Stark Draper Laboratory.

JAMES R. THOMPSON, 60
James R. Thompson (who is not related to David W. Thompson) has been Executive Vice President and General Manager/Launch Systems Group since October 1993 and a Director of the Company since 1992.

Mr. Thompson was Executive Vice President and Chief Technical Officer of Orbital from 1991 to October 1993. He was Deputy Administrator of NASA from 1989 to 1991. From 1986 until 1989, Mr. Thompson was Director of NASA's Marshall Space Flight Center. Mr. Thompson was Deputy Director for Technical Operations at Princeton University's Plasma Physics Laboratory from 1983 through 1986. Before that, he had a 20-year career with NASA at the Marshall Space Flight Center. He is a director of Nichols Research Corp. and SPACEHAB Incorporated.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

KELLY H. BURKE, 67
Chairman of Human Resources and Nominating Committee

Kelly H. Burke has been a Director of the Company since 1984. In 1982, General Burke retired from the U.S. Air Force. Since that time, General Burke has been Chairman of Stafford, Burke and Hecker, Inc., an aerospace consulting firm. During 30 years of U.S. Air Force service, General Burke held a wide variety of command and staff positions, culminating with that of Deputy Chief of Staff for Research, Development and Acquisition at the Pentagon. Additionally, he has served as an advisor to the White House Science Office, the National Academy of Sciences, the Defense Science Board and the U.S. Air Force Scientific Advisory Board.

BRUCE W. FERGUSON, 42
Bruce W. Ferguson is a founder of Orbital and has been Executive Vice President and General Manager/ Communications and Information Services Group since October 1993 and a Director of the Company since 1982. Mr. Ferguson was Executive Vice President and Chief Operating Officer of Orbital from 1989 to October 1993 and Senior Vice President/Finance and Administration and General Counsel from 1985 to 1989.

DANIEL J. FINK, 70
Chairman of Strategy and Technology Committee and Member of Audit and Finance Committee

Daniel J. Fink has been a Director of the Company since 1983. Since 1982, Mr. Fink has been President of D.J. Fink Associates, Inc., a management consulting firm. From 1967 until 1982, Mr. Fink held a variety of positions at General Electric Company, including the position of Senior Vice President from 1979 to 1982. He is a director of Titan Corporation, a former member of the Defense Science Board and a former Chairman of the NASA Advisory Council.

JANICE I. OBUCHOWSKI, 45
Member of Strategy and Technology Committee

Janice I. Obuchowski was appointed by the Board of Directors in December 1996 to fill a vacancy on the Board. Ms. Obuchowski is a founder and Executive Vice President of NextWave TeleCom, Inc., a wireless personal communications services provider. Since February 1992, she has been President of Freedom Technologies, Incorporated, a telecommunications research and consulting firm. From 1989 to 1992, she served as the Assistant Secretary for Communications and Information in the U.S. Department of Commerce and Administrator of the National Telecommunications and Information Agency. From 1980 to 1987, Ms. Obuchowski served in a variety of positions at the U.S. Federal Communications Commission, including Chief of the Common Carrier Bureau's International Policy Division and Senior Advisor to Chairman Mark Fowler. Ms. Obuchowski formerly served as a board member of QUALCOMM, Inc.

FRANK L. SALIZZONI, 58
Member of Audit and Finance Committee

Frank L. Salizzoni was appointed by the Board of Directors in December 1996 to fill a vacancy on the Board. Mr. Salizzoni has been President and Chief Executive Officer of H&R Block, Inc. since October 1996, and served as that company's interim President and Chief Executive Officer since June 1996. Mr. Salizzoni also serves as Chairman of H&R Block's subsidiary, CompuServe Corporation. From 1994 until April 1996, Mr. Salizzoni was President and Chief Operating Officer of USAir, Inc. and USAir Group, Inc. He joined USAir as Executive Vice President-Finance and Chief Financial Officer in 1990. From 1987 to 1989, Mr. Salizzoni was Chairman and Chief Executive Officer of TW Services, one of the largest food services companies in the United States. Mr. Salizzoni held several senior financial management positions from 1967 to 1987 with Trans World Airlines and its parent company, Transworld Corporation. Mr. Salizzoni has been a director of H&R Block since 1988. He is also a director of SKF USA, Inc.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     The Board has three standing committees: the Audit and Finance Committee; the Human Resources and Nominating Committee; and the Strategy and Technology Committee. The biographical information in the immediately preceding section identifies the committee memberships held by each director.

     The Audit and Finance Committee, which held four meetings during 1996, reviews corporate financial performance and planning; evaluates financial aspects of potential acquisitions, divestitures and joint ventures; recommends annually the persons or firm to be employed by the Company as its independent auditors; consults with the independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, the audit report and the accompanying management letter, if any, of such independent auditors; and consults with the independent auditors with regard to the adequacy of internal controls of the Company.

     The Human Resources and Nominating Committee, which held five meetings and took action by unanimous written consent two times during 1996, administers the Company's 1990 Stock Option Plan (the "1990 Option Plan") and the Company's 1990 Stock Option Plan for Non-Employee Directors (the "Non-Employee Director Plan"); approves compensation arrangements for directors, executive officers and certain other members of management; evaluates compensation plans and policies and makes recommendations to the Board with respect thereto; considers issues of management development and evaluation; nominates candidates for positions on the Board; and will consider nominees recommended by stockholders if such recommendations are in writing, are filed with the Secretary of the Company, and set forth the information and are filed by the time specified in the Company's By-Laws. The Human Resources and Nominating Committee also reviews certain aspects of the stock option plans of two of the Company's subsidiaries, Magellan Corporation ("Magellan") and Orbital Imaging Corporation ("ORBIMAGE").

     The Strategy and Technology Committee, which held five meetings during 1996, is responsible for giving initial Board-level consideration to certain technology and business strategy issues, which may include competitive assessments, evaluation of technical and market risks associated with new product development, and potential acquisition, divestiture and joint venture evaluations.

     In 1996, directors who were not employees of the Company were paid an annual retainer of $7,500 for service on the Board and fees of $1,000 for each Board or committee meeting they attended. In addition, pursuant to the terms of the Non-Employee Director Plan, each year non-employee directors are automatically granted options for 3,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.

     During 1996, the Board held six meetings and took action by unanimous written consent two times. Each incumbent director, other than Mr. Webster, attended at least 75 percent of all meetings of the Board and committees of which he was a member.

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of all compensation information earned, awarded or paid in the fiscal years ended December 31, 1996, 1995 and 1994, as applicable, to those persons who were (i) at December 31, 1996, the Chief Executive Officer and the four most highly compensated executive officers of the Company, and (ii) two former executive officers of the Company (collectively, the "Named Officers").

                                                                                 LONG-TERM
                                                  ANNUAL COMPENSATION           COMPENSATION
                                           ----------------------------------   ------------
                                                                    OTHER        SECURITIES
                                                                    ANNUAL       UNDERLYING     ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR     SALARY     BONUS     COMPENSATION    OPTIONS(#)    COMPENSATION
---------------------------------- ----    --------   --------   ------------   ------------   ------------
David W. Thompson................. 1996    $300,000   $153,000                      45,000       $263,445(a)(b)
Chairman of the Board, President                                                   150,000(c)
  and Chief Executive Officer                                                      200,000(d)
                                   1995     300,000    121,500                      25,000         16,048(e)
                                   1994     250,000     27,500                      10,000         12,949(e)

James R. Thompson................. 1996     245,000    154,125                      45,000         17,483(a)
Executive Vice President                                                            20,000(d)
  and General Manager/
  Launch Systems Group             1995     235,000     79,300                      15,000         15,259(e)
                                   1994     220,000     27,000                      10,000          9,871(e)

Bruce W. Ferguson................. 1996     225,000     95,625                      35,000         12,979(a)
Executive Vice President and                                                       300,000(c)
  General Manager/Communications                                                   200,000(d)
  and Information Services Group
                                   1995     210,000     75,900                      10,000         11,622(e)
                                   1994     195,000     24,500                      10,000         10,850(e)
                                                                                     2,500(f)

Michael D. Griffin................ 1996     225,000     95,625                      25,000         11,798(a)
Executive Vice President and                                                        75,000(d)
  General Manager/Space Systems
    Group                          1995(g)  123,000     71,667                      50,000          4,868(e)

Robert D. Strain(h)............... 1996     172,667    100,333       11,336(i)      30,000         11,808(a)
Executive Vice President and                                                        20,000(d)
  General Manager/Electronics and
  Sensor Systems Group

Jack A. Frohbieter................ 1996     160,450         --      277,435(i)      35,000        364,900(a)(j)
Former Executive Vice President
  and General Manager/Space and    1995     260,000     87,700                      25,000         12,814(e)
  Electronics Systems Group
                                   1994(k)   89,500    100,000                          --          1,744(e)

Carlton B. Crenshaw............... 1996      76,924         --                      45,000        206,005(a)(l)
Former Executive Vice President
  and Chief Financial Officer      1995     215,000    147,500                      15,000         11,421(e)
                                   1994     190,000     50,000                      10,000         11,659(e)
                                                                                     3,000(f)

                                                   (footnotes on following page)

---------------

(a) Includes (i) Company matching and profit-sharing contributions earned under the Company's 401(k) Plan and (ii) Company profit-sharing contributions under its 1995 Deferred Compensation Plan in the following amounts: Mr. D.W. Thompson, $11,385 and $6,060; Mr. J.R. Thompson, $12,500 and $4,983; Mr.
    Ferguson, $9,566 and $3,413; Dr. Griffin, $8,385 and $3,413; Mr. Strain, $9,355 and $2,453; Mr. Frohbieter, $10,000 and $0; and Mr. Crenshaw, $3,002
    and $0.

(b) Includes $246,000 earned under a Performance Share Agreement between the Company and Mr. D.W. Thompson adopted in 1996. Pursuant to the agreement, Mr. Thompson earned a bonus, payable to his account under the Company's 1995 Deferred Compensation Plan, based on the one-year increase in value of 50,000 shares of Common Stock as determined in January 1996 and in January 1997. The average closing sales price of the Common Stock for the twenty trading days prior to January 30, 1997 was $18.08 per share, an increase of $4.92 from $13.16 per share for the comparable period in January 1996.

(c) Shares of common stock of Magellan subject to options granted under the Magellan Corporation 1996 Stock Option Plan (the "Magellan Option Plan").

(d) Shares of common stock of ORBIMAGE subject to options granted under the Orbital Imaging Corporation 1996 Stock Option Plan (the "ORBIMAGE Option Plan").

(e) Includes Company matching and profit-sharing contributions under the Company's 401(k) Plan and Company profit-sharing contributions under its 1995 Deferred Compensation Plan.

(f) Shares of common stock of Orbital Communications Corporation ("ORBCOMM") subject to options granted under the ORBCOMM 1992 Stock Option Plan (the "ORBCOMM Option Plan").

(g) Reports compensation earned by Dr. Griffin after he joined the Company in August 1995.

(h) Mr. Strain was appointed an executive officer of the Company in October
    1996.

(i) Represents the amount accrued and vested under a Fairchild Space and Defense Corporation ("Fairchild") supplemental executive retirement plan that was terminated after Orbital's acquisition of Fairchild.

(j) Includes $354,900 payable under a severance agreement. Mr. Frohbieter resigned his position as an executive officer of the Company in August 1996.

(k) Reports compensation earned by Mr. Frohbieter after he joined the Company in August 1994 following the Company's acquisition of Fairchild.

(l) Includes $203,003 payable under a severance agreement. Mr. Crenshaw resigned his position as an executive officer of the Company in April 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information on grants of stock options to the Named Officers pursuant to the 1990 Option Plan, the Magellan Option Plan and ORBIMAGE Option Plan during the fiscal year ended December 31, 1996, which options are reflected in the Summary Compensation Table.

                                                   INDIVIDUAL GRANTS                                   POTENTIAL REALIZED
                         ----------------------------------------------------------------------         VALUE AT ASSUMED
                         NUMBER OF                                                                       RATES OF STOCK
                         SECURITIES      % OF TOTAL                    PRICE ON                        PRICE APPRECIATION
                         UNDERLYING      GRANTED TO      EXERCISE       DATE OF                          FOR OPTION TERM
                          OPTIONS       EMPLOYEES IN       PRICE         GRANT       EXPIRATION     -------------------------
         NAME            GRANTED(#)     FISCAL YEAR      ($/SHARE)     ($/SHARE)        DATE            5%            10%
-----------------------  ----------     ------------     ---------     ---------     ----------     ----------     ----------
David W. Thompson......     35,000(a)         3%          $ 13.50       $ 13.50         1/23/06      $ 297,050     $  752,723
                            10,000(a)         1             13.50         13.50         4/29/06         84,871        215,064
                           150,000(b)         2              1.10          1.10         6/30/06        103,732        262,856
                           200,000(c)        14              3.60          3.60        11/14/06        452,647      1,147,007

James R. Thompson......     35,000(a)         3             13.50         13.50         1/23/06        297,050        752,723
                            10,000(a)         1             13.50         13.50          5/2/06         84,871        215,064
                            20,000(c)         1              3.60          3.60        11/14/06         45,265        114,701

Bruce W. Ferguson......     35,000(a)         3             13.50         13.50         1/23/06        297,050        752,723
                           300,000(b)         4              1.10          1.10         6/30/06        207,420        525,732
                           200,000(c)        14              3.60          3.60        11/14/06        452,647      1,147,007

Michael D. Griffin.....     25,000(a)         2             13.50         13.50         1/23/06        212,178        537,660
                            75,000(c)         5              3.60          3.60        11/14/06        169,743        430,128

Robert D. Strain.......     10,000(a)         1             12.25         12.25         1/14/06         77,013        195,150
                            10,000(a)         1             16.88         16.88         7/31/06        106,121        268,909
                            10,000(a)         1             17.00         17.00         8/23/06        106,912        270,936
                            20,000(c)         1              3.60          3.60        11/14/06         45,265        114,700

Jack A. Frohbieter.....     35,000(a)         3             13.50         13.50         1/23/06(d)         N/A            N/A

Carlton B. Crenshaw....     45,000(a)         3             13.50         13.50         1/23/06(e)          --             --

---------------

(a) Options granted under the 1990 Option Plan. Options vest in one-third increments over a three-year period.

(b) Options granted under the Magellan Option Plan. Options vest in one-third increments over a three-year period.

(c) Options granted under the ORBIMAGE Option Plan. One-quarter of the options are vested immediately, with the remaining three-quarters vesting in equal installments over a three-year period.

(d) Mr. Frohbieter is entitled to exercise his vested options under the 1990 Option Plan through April 30, 1997.

(e) Options expired following Mr. Crenshaw's resignation from the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     Shown below is information with respect to the exercise of stock options granted under the 1990 Option Plan during fiscal year 1996 as well as the 1996 year-end value of unexercised stock options granted under the 1990 Option Plan, the ORBCOMM Option Plan, the ORBIMAGE Option Plan and the Magellan Option Plan. In 1996, none of the Named Officers (except as indicated below) exercised any options granted under the ORBCOMM Option Plan, the ORBIMAGE Option Plan or the Magellan Option Plan.

                                                                                                      VALUE OF
                                                                                                    UNEXERCISED
                                                                                                    IN-THE-MONEY
                                                                  NUMBER OF UNEXERCISED               OPTIONS
                                                                      OPTION SHARES                 AT DECEMBER
                             SHARES                               AT DECEMBER 31, 1996                31, 1996
                           ACQUIRED ON        VALUE        -----------------------------------     --------------
         NAME              EXERCISE(#)     REALIZED($)     EXERCISABLE(#)     UNEXERCISABLE(#)     EXERCISABLE($)
-----------------------    -----------     -----------     --------------     ----------------     --------------
David W. Thompson......           --              --           35,998               65,002              84,521
                                                               18,000(a)                --             435,000
                                                               50,000(b)           150,000(b)               --
                                                                   --              150,000(c)               --

James R. Thompson......           --              --           68,665               58,335             341,437
                                                                8,250(a)             1,250(a)          161,250
                                                                5,000(b)            15,000(b)               --

Bruce W. Ferguson......           --              --           35,999               45,001             160,197
                                                               31,250(a)             1,250(a)          741,875
                                                               50,000(b)           150,000(b)               --
                                                                   --              300,000(c)               --

Michael D. Griffin.....           --              --           16,665               58,335               6,166
                                                               18,750(b)            56,250(b)               --

Robert D. Strain.......           --              --            4,165               38,335               1,866
                                                                5,000(b)            15,000(b)               --

Jack A. Frohbieter.....           --              --            8,332               51,668               4,166

Carlton B. Crenshaw....       13,433          45,114               --                   --                  --
                              15,000(a)      340,000(a)            --                   --                  --

                              VALUE OF
                            UNEXERCISED
                            IN-THE-MONEY
                              OPTIONS
                            AT DECEMBER
                             31, 1996
                         ----------------
         NAME            UNEXERCISABLE($)
-----------------------  ----------------
David W. Thompson......       177,084
                                   --
                                   --
James R. Thompson......       172,084
                               17,500
                                   --
Bruce W. Ferguson......       134,584
                               16,875
                                   --
Michael D. Griffin.....       106,084
                                   --
Robert D. Strain.......        59,934
                                   --
Jack A. Frohbieter.....       139,584
Carlton B. Crenshaw....            --
                                   --

---------------

(a) Options to acquire ORBCOMM common stock granted pursuant to the ORBCOMM Option Plan.

(b) Options to acquire ORBIMAGE common stock granted pursuant to the ORBIMAGE Option Plan.

(c) Options to acquire Magellan common stock granted pursuant to the Magellan Option Plan.

COMPENSATION COMMITTEE REPORT

     Overview and Philosophy. The Human Resources and Nominating Committee (the "Committee"), which is composed entirely of independent outside directors, is responsible for determining executive compensation, including salaries, bonus awards and stock option awards. Orbital's philosophy regarding executive compensation is to attract and retain highly qualified people by paying competitive salaries, and to link the financial interests of Orbital's senior management to those of the Company's stockholders by also tying compensation to the achievement of operational and financial objectives. To implement these goals, the Company's compensation structure generally has three components: base salary, annual (and occasional "special") cash bonuses and stock options.

     Base Salary. Generally, in the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, salary levels for the Company's executive officers, including the Named Officers, and certain other senior managers. Generally, the salary amounts are determined subjectively, based on perceptions of industry and peer group salary levels and judgments as to the past and expected future contributions of the individual senior executives, as well as the Company's overall growth and profitability.

     Annual Cash Incentive Bonus. Under the Company's incentive bonus plan for 1996, the Chief Executive Officer was eligible to receive a bonus of up to 60 percent of base salary and executive officers of the

Company were eligible to receive annual bonuses of up to 40 percent or 50 percent of base salary. In January 1996 and July 1996, the Committee reviewed Company and group performance goals recommended by management for purposes of 1996 bonus opportunities. Financial goals included achievement of milestones with respect to revenues, backlog, earnings and cash flow, with greater emphasis placed on earnings. Non-financial operational goals included space mission reliability and timeliness, new orders and contracts, new product initiatives and completion of certain corporate transactions. In July 1996 and January 1997, management evaluated the Company's and the groups' performance against the established goals, and presented this evaluation, together with its reasoning and recommended bonus percentages, to the Committee. In January 1997, the Committee then determined, based on the recommendations of management and any other factors the Committee considered relevant, the percentage of base salary to be awarded as a bonus to each executive officer and senior manager and established a bonus pool for all other eligible employees. The nature of the goals meant that management's recommendations and the Committee's determinations as to bonus percentages were necessarily based on subjective judgments. In recognition of the Company's overall success in meeting its financial goals and its substantial success in meeting its operational goals, the total bonus percentages awarded to each of the currently employed Named Officers, other than the Chief Executive Officer (discussed below), was 42.5 percent of annual base salary, as compared to a maximum bonus opportunity of 50 percent.

     The Company also has a policy of awarding "special" one-time occasional bonuses to an individual or a group in recognition of exceptional achievement or effort. This policy is intended to complement the incentive bonus plan. Generally, special bonuses are awarded when the performance of an individual, program or department is perceived to merit extraordinary recognition or compensation in excess of that which is awarded under the incentive bonus plan. The amounts of special bonuses are determined subjectively, based on such factors as the perceived value to the Company of the achievement, the amount of effort involved and the salary level of the individual. For 1996, the Company awarded special bonuses to two Named Officers: one in recognition of Mr. J.R. Thompson's success in the Pegasus XL launch vehicle program, and one in recognition of Mr. Strain's excellent financial and operational performance in connection with the electronics and sensor systems business.

     Stock Options. The Committee believes that stock options provide meaningful long-term incentives because they reward the enhancement of stockholder value. The number of stock options granted to each individual is determined subjectively based on a number of factors, including the individual's degree of responsibility, general level of performance, ability to affect future Company performance, salary level, option holdings and recent noteworthy achievements. Stock option grants are intended to incentivize employees to work towards achieving operational and financial goals that management believes will ultimately be reflected in stock value. In addition to the options granted under the 1990 Option Plan, certain senior managers, including certain of the Named Officers, were granted options under the Magellan Option Plan and the ORBIMAGE Option Plan, each of which is administered by the board of directors of such company with assistance from the Committee. These stock options were granted in recognition of the efforts expended by the grantees in assisting in each subsidiary's development and work and to incentivize continued efforts by the grantees.

     Chief Executive Compensation. The Chief Executive Officer's 1996 base salary of $300,000 and his potential annual bonus, which is 60 percent of his base salary, remained at 1995 levels. In order to create a greater incentive to increase earnings and stock performance in 1996, the Committee believed it was prudent to structure the Chief Executive Officer's 1996 compensation package to place greater emphasis on achievement of earnings and stock price goals. Accordingly, and based on the considerations discussed above and the Committee's perceptions as to option grants to executive officers at other companies, the Committee authorized two grants in an aggregate of 45,000 options under the 1990 Option Plan, which were greater than previous option grants to the Chief Executive Officer. The Committee also approved the grants of 150,000 options for shares of common stock under the Magellan Option Plan and 200,000 options for shares of common stock under the ORBIMAGE Option Plan.

     In addition, in October 1996, the Committee adopted a performance share agreement with the Chief Executive Officer pursuant to which he was granted 150,000 performance shares of which 50,000 vested in

1996. Under the agreement, the Chief Executive Officer earned a bonus in 1996 of $246,000, which represents the difference between the fair market value of the 50,000 performance shares on January 30, 1996 ($13.16 per share) and January 30, 1997 ($18.08 per share), as measured by the average closing sales price of the Company's Common Stock for the 20 trading days prior to January 30 of the applicable year. The bonus under the agreement vests in two equal annual installments in 1997 and 1998 and is credited to the Chief Executive Officer's deferred compensation account. The Committee believes that the performance share agreement provides the Chief Executive Officer with further incentive to enhance the financial and operational strength of the Company by directly linking a component of his compensation to the amount of appreciation in the Company's Common Stock.

     Based on the factors discussed above under "Annual Cash Incentive Bonus," the total bonus percentage awarded the Chief Executive Officer under the Company's incentive bonus plan in 1996 was 51 percent of his annual base salary, as compared to an opportunity of 60 percent.

     The foregoing report has been furnished by the Committee members:

Lt. Gen. Kelly H. Burke (Chairman)      Mr. Douglas S. Luke
Dr. John L. McLucas                     Mr. Fred C. Alcorn

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph compares the yearly cumulative total return on the Company's Common Stock against the cumulative total return on the Nasdaq Stock Market Index of U.S. Companies and the Dow Jones Aerospace/Defense Index for the five-year period commencing on December 30, 1991 and ending on December 31, 1996.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS*
                                                          DOW JONES AERO-
        MEASUREMENT PERIOD           NASDAQ US COMPANY   SPACE/DEFENSE IN-     ORBITAL SCIENCES
      (FISCAL YEAR COVERED)                INDEX                DEX              CORPORATION
DECEMBER 1991                              100.000             100.000             100.000
DECEMBER 1992                              116.378             101.182              85.714
DECEMBER 1993                              133.595             127.387             146.429
DECEMBER 1994                              130.587             140.060             137.500
DECEMBER 1995                              184.674             239.117              91.071
DECEMBER 1996                              227.164             313.671             123.214

* Assumes that the value of the investment in Orbital Common Stock, the Nasdaq Stock Market Index of U.S. Companies and the Dow Jones Aerospace/Defense Index was $100 on December 30, 1991 and that all dividends were reinvested.

INDEMNIFICATION AGREEMENTS

     The Company has entered into substantially identical indemnification agreements with each of its directors, the Named Officers and with certain other officers and senior managers. The agreements provide that the Company shall, to the full extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each indemnitee against all loss and expense incurred by the indemnitee because he or she was, is or is threatened to be made a party to any completed, pending or threatened action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the Company or any of its affiliates, or because the Company has a right to judgment in its favor because of his or her position with the Company or any of its affiliates. The indemnitee will be indemnified so long as he or she acted in good faith and in a manner reasonably believed by him or her to be in or not opposed to the Company's best interest. The agreements further provide that the indemnification thereunder is not exclusive of any other rights the indemnitee may have under the Company's Restated Certificate of Incorporation, By-Laws or any agreement or vote of stockholders and that the Restated Certificate of Incorporation or By-Laws may not be amended to affect adversely the rights of the indemnitee.

EXECUTIVE EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

     The Company has entered into executive employment agreements with certain officers including Messrs. D.W. Thompson, J.R. Thompson, Ferguson, Strain and Dr. Griffin. These agreements become effective in the event of a "change of control" (as defined in the agreements) of the Company, and no officer currently receives compensation under these agreements. Upon a "change of control," each officer whose employment is terminated by the Company other than for disability or "cause" (as defined in the agreements), or whose employment is terminated by the executive for "good reason" (as defined in the agreements), within 24 months following such "change of control," would receive his or her full base salary through the termination date, plus the lesser of (i) $500,000, or (ii) two times the sum of 12 times his or her then-current monthly salary plus an amount equal to any bonus paid in the previous year. In addition, all retirement benefits would vest, all insurance benefits would continue for 30 months and all Company stock options would be repurchased by the Company at the difference between the highest price paid in the "change of control" transaction for shares of stock of the same class or series and the exercise price.

     On April 17, 1996, the Company entered into a severance agreement with Mr. Crenshaw, who resigned his position as Executive Vice President and Chief Financial Officer of the Company as of that date. Pursuant to the terms of the agreement, the Company paid Mr. Crenshaw the sum of $203,000 upon the execution of the agreement.

     On August 5, 1996, the Company entered into a severance agreement with Mr. Frohbieter, who resigned his positions as a Director and as Executive Vice President and General Manager/Space and Electronics Systems Group as of that date. Pursuant to the terms of the agreement, the Company paid Mr. Frohbieter $354,900, an amount determined with reference to Mr. Frohbieter's employment agreement with Fairchild which continued in effect following Orbital's acquisition of Fairchild in 1994. In addition, Mr. Frohbieter is entitled to exercise options granted under the 1990 Option Plan through April 30, 1997.

RELATED TRANSACTIONS

     Orbital's Board of Directors has adopted a director conflict of interest policy whereby transactions between Orbital and directors or any entity in which a director has a material interest are subject to review and approval by the Company's Audit and Finance Committee. Subject to such review and approval, the Company is negotiating the engagement of Hays-Fisk, L.L.C. ("Hays-Fisk"), a limited liability corporation in which Dr. Fisk, one of the Company's directors, owns a 50% interest, as an independent contractor to perform certain work relating to a potential commercial weather satellite system based on technology developed by Hays-Fisk. The Company currently expects to pay approximately $150,000 in 1997 for the work on terms that will be no less favorable than the Company would obtain in a comparable arm's length transaction.

                                   PROPOSAL 2
                       APPROVAL OF INCREASE IN AUTHORIZED
                             SHARES OF COMMON STOCK

     On January 24, 1997, the Company's Board of Directors adopted, and recommended that the stockholders of the Company approve, an amendment to the first paragraph of Section 5 of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 40,000,000 shares to 80,000,000 shares. The proposed amendment would replace the first paragraph of Section 5 in its entirety as follows:

        "5. The total number of shares of stock that this Corporation shall have authority to issue is 90,000,000 shares consisting of 80,000,000 of Common Stock, $.01 par value per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock") which may be issued as follows:"

     No increase in the number of authorized shares of Preferred Stock of the Company, currently 10,000,000 shares, will be made. The rights and limitations of the Common Stock under the amendment would remain the same. The Common Stock does not have preemptive rights, and any future issuance of Common Stock, other than on a pro rata basis, would dilute the percentage ownership position of current stockholders.

     Of the 40,000,000 currently authorized shares of Common Stock, as of March 12, 1997, 32,201,802 shares of Common Stock of Orbital were issued and outstanding (including the Common Stock issuable upon exchange of the outstanding Exchangeable Shares). In addition, at March 1, 1997, 2,898,422 shares were reserved for issuance upon option exercises under the Company's existing option plans and replacement options issued in connection with Orbital's 1994 acquisition of Magellan and the 1995 MDA Acquisition. Subject to stockholder approval of Proposal 3 below, 1,600,000 shares will be reserved for issuance under the 1997 Orbital Sciences Corporation Stock Option and Incentive Plan.

     The proposed amendment would increase the number of authorized shares of Common Stock from 40,000,000 to 80,000,000. The Board of Directors believes that it is desirable to have sufficient authorized shares of Common Stock available for future corporate needs, such as financings, acquisition or joint venture transactions, dividends or stock splits and other general corporate purposes. In addition, the Company believes that stock-based compensation is an important component of Orbital's long-term strategy to incentivize management by linking compensation to overall Company performance and stockholder value.

     Since its initial public offering in 1990, Orbital has obtained financing for general corporate purposes, working capital and special projects through the sale of Common Stock and convertible debentures in the capital markets. Since 1993, the Company has financed all or a portion of all its material acquisitions through the issuance of Common Stock. Orbital frequently has acquisitions or similar transactions under consideration that could result in the issuance of Common Stock, but currently has no agreements regarding the issuance of the additional shares. The additional authorized shares of Common Stock will allow the Company to maintain the flexibility to issue Common Stock in the future without the potential expense or delay of a special meeting of stockholders at such time. If the amendment is approved, the Board of Directors could issue the additional shares without further action by the stockholders, unless such action is required by Delaware law or by the rules of any market or exchange where the Common Stock is traded.

     Although the increase in authorized shares will not have an immediate effect on the rights of existing stockholders, under certain circumstances, an increase in the authorized number of shares of a company's capital stock could provide management with a means of preventing or discouraging a change of control of a company. For example, additional shares could be issued to a holder expected to vote in accordance with the recommendations of a company's management with respect to any stockholder proposal, including a proposal to effect a merger or other extraordinary transaction. In addition, common stock could be issued to dilute the percentage voting stock of a significant stockholder. Orbital has no present intention or understanding to issue any shares of Common Stock for such purposes, and the proposal to increase the authorized shares is not made with any intent to impede any change of control.

     If the proposed amendment to the Company's Restated Certificate of Incorporation is approved, a Certificate of Amendment will be filed with the Secretary of State of the State of Delaware as promptly as practicable thereafter. The amendment would be effective upon the date of filing.

     Approval of the amendment to the Restated Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Any shares not voted, whether by abstentions or broker non-votes, will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THIS AMENDMENT. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR adoption of the amendment to the Restated Certificate of Incorporation.

                                   PROPOSAL 3
                       APPROVAL OF THE 1997 ORBITAL STOCK
                           OPTION AND INCENTIVE PLAN

     On January 24, 1997, the Board of Directors adopted, subject to approval by the stockholders, the 1997 Orbital Sciences Corporation Stock Option and Incentive Plan ( the "1997 Option Plan"). All employees and directors of Orbital (approximately 3,000 employees as of March 1, 1997 and ten outside directors) are eligible to participate in the 1997 Option Plan, which provides for the grant of options and restricted stock of the Company.

     The 1997 Option Plan is summarized below. The full text of the 1997 Option Plan is set forth in Appendix A to this Proxy Statement. For purposes of the following discussion and unless otherwise indicated, "Company" means Orbital and its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")).

BACKGROUND AND REASONS FOR THE 1997 OPTION PLAN

     Orbital has granted options to employees and directors under the 1990 Option Plan and the Non-Employee Director Plan and has issued a significant number of options to employees of companies acquired by Orbital to substitute for such employees' options for common stock of the acquired companies. The 1990 Option Plan expires in November 1997. As of March 12, 1997, there were 2,457,264 and 142,000 options issued and outstanding under the 1990 Option Plan and Non-Employee Director Plan, respectively, and only 10,850 and 16,000 remaining options available for grant under each of such plans, respectively.

     The Board believes that the adoption of the 1997 Option Plan would advance the interests of the Company and its stockholders. The Board believes that stock options serve as an essential compensation tool that enables the Company and its subsidiaries to attract and retain highly talented employees, directors, consultants and advisors who are in a position to make significant contributions to the success of the Company by rewarding them for their contributions to the success of the Company, and encouraging them, through stock ownership, to increase their proprietary interest in the Company and their personal interest in its continued success and progress. Also, as the Company's workforce continues to grow and the competition among high-technology companies for qualified personnel remains tight, the Board believes it is important to have maximum flexibility to devise management compensation packages and awards that include stock options and, in special limited cases, restricted stock grants.

ADMINISTRATION

     The Human Resources and Nominating Committee will administer the 1997 Option Plan. The Committee may exercise all the powers, authority and discretion of the Board, except with respect to grants to directors. The Committee must include not less than two members of the Board who are "non-employee directors" as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and currently consists of four non-employee directors. The Committee has authority, among other things, to (i) determine which eligible persons will receive options and restricted stock, (ii) determine the time when grants will be made, (iii) determine the terms and conditions, not inconsistent with the provisions of the 1997 Option Plan, of any grant, (iv) determine the number of shares that may be issued upon exercise of the options and (v) interpret the provisions of the 1997 Option Plan and of any grant thereunder.

ELIGIBILITY

     Discretionary Grants. The Committee will have discretion to grant options or restricted stock under the 1997 Option Plan to employees (including officers and directors), consultants and advisors of the Company and of any "subsidiary" of the Company (within the meaning of Section 424(f) of the Code), as designated from time to time by the Committee. The option exercise price for shares is determined by the Committee, provided that all stock options must be granted at an option exercise price of not less than the fair market value of the shares on the date of the grant. The 1997 Option Plan provides that options to acquire no more than 750,000 shares may be granted to any individual during the first ten calendar years of the plan, and 100,000 thereafter.

     Formula Plan for Outside Directors. On January 2 of each year, each outside director will automatically receive nonstatutory options to purchase 3,000 shares of Common Stock at the fair market value on the date of grant. In addition, each outside director will have the opportunity to elect to receive his or her annual Board retainer fee in nonstatutory options based on a formula set forth in the 1997 Option Plan. Ten outside directors are currently eligible to receive grants under the 1997 Option Plan.

SHARES SUBJECT TO THE PLAN

     Under the terms of the 1997 Option Plan, 1,600,000 authorized but unissued shares of Common Stock, or approximately 4.9% of the outstanding shares of Common Stock at March 12, 1997, will be reserved for issuance. In the event any change is made to the Common Stock subject to the 1997 Option Plan (whether by reason of recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other increase, decrease or change in such shares), the Board of Directors will adjust proportionately the number and kinds of shares that may be purchased and the exercise price.

OPTIONS

     All options granted under the 1997 Option Plan are presumed to be nonstatutory options, unless the Committee specifically designates an option as an incentive stock option. The period within which any stock option granted under the 1997 Option Plan may be exercised is a matter of Committee discretion, provided that the period cannot exceed ten years from the date of grant. Each option will vest at a rate set forth by the Committee in each individual option agreement. The Committee may accelerate the time at which an option or installment may be exercised. Generally, options issued under the 1997 Option Plan will vest one-third each year following the grant date for a three-year period and terminate ten years following the grant date. Options granted to outside directors will vest in their entirety one year from the date of grant. Options will cease vesting upon termination of employment, and in any event expire no later than six months (one year in the case of death or disability) following such a termination. The shares underlying any unexercised options that expire or terminate will again be available for award under the 1997 Option Plan.

     The Company made grants of 749,000 options to 85 employees on February 4, 1997, with an exercise price of $16.50 per share (the fair market value on the grant date), subject to stockholder approval of the 1997 Option Plan. On March 12, 1997, the closing sales price for the Company's Common Stock on the NASDAQ National Market was $16.625 per share.

RESTRICTED STOCK

     Under the provision for awards of restricted stock under the 1997 Option Plan, the Committee may grant to eligible persons shares of Common Stock subject to such restrictions or conditions, if any, deemed appropriate by the Committee. The Committee will establish the conditions to vesting, and the period of time during which the conditions will apply (the "Restricted Period"), at the time of grant. If the termination of a grantee's employment/directorship with Orbital occurs during the Restricted Period, any unvested portion of the award is forfeited unless the Committee, in its discretion, determines otherwise. The Committee will determine on a case by case basis the vesting of an award upon the death or "permanent and total disability" of a grantee. Any shares of restricted stock that are forfeited will again be available for award under the 1997 Option Plan. The Committee may, in the agreement evidencing a grant of restricted stock, provide that the grantee will be entitled to vote the shares of Common Stock subject to the award. Upon vesting of an award of restricted stock, including the satisfaction, lapse or waiver of all applicable restrictions and conditions, the grantee will be entitled to receive a stock certificate representing the vested shares.

     No restricted stock awards have been granted under the 1997 Option Plan.

DURATION, AMENDMENT AND TERMINATION

     The Board may terminate or amend the 1997 Option Plan without stockholder approval, except that approval would be required to the extent an amendment would cause the Plan to fail to satisfy the incentive stock option requirements of the Code. The Board may also, under certain circumstances, amend the terms of any option previously granted, prospectively or retroactively, although no amendment may materially adversely affect a previously granted option without the consent of the optionee.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a merger, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, the Board has the authority to authorize a proportionate adjustment in the number or kind of shares underlying, and the option price of, outstanding options. In addition, all outstanding shares of restricted stock will vest and any restrictions and conditions applicable to the restricted stock will lapse.

FEDERAL TAX ASPECTS OF THE ORBITAL OPTION PLAN

     In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the option holder or a deduction to the Company. However, option holders exercising incentive stock options may become subject to the alternative minimum tax by reason of that exercise.

     If the stock received upon the exercise of an incentive stock option is held for at least two years from the date of grant and at least one year after the date of exercise, any gain or loss recognized upon a later disposition of the stock will be considered long-term capital gain or loss and will be taxable accordingly. If stock received upon exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied (a "disqualifying disposition"), the option holder will realize ordinary income, and the Company will be entitled to a deduction, equal in general to the difference between the option price and the value of the stock on the date of exercise. The amount of ordinary income realized on a disqualifying disposition may be limited when the stock is sold for less than its value on the exercise date. Incentive stock options will be treated for tax purposes as nonstatutory options (see below) to the extent the aggregate value (determined at the time of grant) of the stock for which the options first became exercisable in any calendar year exceeds $100,000.

     In the case of nonstatutory options, no income results upon the grant of the option. When an option holder exercises a nonstatutory option, he or she will realize ordinary income, subject to withholding, equal in general to the excess of the then-fair market value of the stock over the option price. The Company will in general be entitled to a deduction equal to the amount of ordinary income realized by the optionee, provided the Company satisfies certain withholding and reporting requirements.

     An award of restricted stock will create no immediate tax consequences for the employee or the Company unless the employee makes an election pursuant to
Section 83(b) of the Code. The employee will, however, realize ordinary income when restricted stock becomes vested, in an amount equal to the fair market value of the underlying shares of Common Stock on the date of vesting less any consideration paid by the employee for such stock. If the employee makes an election pursuant to Section 83(b) of the Code with respect to a grant of restricted stock, the employee will recognize income at the time the restricted stock is awarded (based upon the value of such stock at the time of award), rather than when the restricted stock becomes vested. The Company will be allowed a business expense deduction for the amount of any taxable income recognized by the employee at the time such income is recognized (assuming the Company complies with applicable reporting requirements).

     Section 162(m) of the Code limits to $1 million the deduction a public corporation may claim with respect to the remuneration paid in any year to any of the corporation's chief executive officer and the other four most highly compensated executive officers. The deduction limitation is subject to a number of exemptions, including for "performance-based" compensation. It is anticipated that options granted under the 1997 Option Plan will be eligible for an exemption from the $1 million deduction limitation.

     The foregoing summary is limited to Federal income tax consequences and does not purport to be a complete description of the tax consequences with respect to the 1997 Option Plan.

NEW PLAN BENEFITS

     The following table presents certain information with respect to options granted, subject to shareholder approval, under the 1997 Option Plan through March 12, 1997 to (i) the currently employed Named Officers, (ii) all executive officers as a group, (iii) all non-executive officer directors as a group and
(iv) all non-executive officer employees as a group:

                                                                                NUMBER OF SHARES
                                                                                   SUBJECT TO
NAME AND POSITION                                                               OPTIONS GRANTED
-----------------------------------------------------------------------------   ----------------
David W. Thompson............................................................         75,000
Chairman of the Board, President and Chief Executive Officer
James R. Thompson............................................................         20,000
Executive Vice President and General Manager/Launch Systems Group
Bruce W. Ferguson............................................................         20,000
Executive Vice President and General Manager/Communications and Information
  Services Group
Robert D. Strain.............................................................         50,000
Executive Vice President and General Manager/Electronics and Sensor Systems
  Group
Michael D. Griffin...........................................................         20,000
Executive Vice President and General Manager/Space Systems Group
All Executive Officers as a Group............................................        295,000
All Non-Executive Officer Directors as a Group...............................              0
All Non-Executive Officer Employees as a Group...............................        454,000

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1997 Option Plan. Abstentions will be considered shares present at the meeting entitled to vote, but since they are not affirmative votes on the proposal, will have the same effect as votes against the proposal. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE 1997 OPTION PLAN. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR adoption of the 1997 Option Plan.

                                   PROPOSAL 4
                         RATIFICATION OF THE SELECTION
                            OF INDEPENDENT AUDITORS

     The Board of Directors recommends the ratification by the stockholders of the appointment by the Board of Directors of KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 1997. KPMG has served as the Company's independent auditors since 1989. A representative of KPMG is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and make such statements as he or she may desire. In the event that the stockholders do not ratify the selection of KPMG, the Board of Directors will consider the selection of another firm of independent auditors. The affirmative vote of the holders of a majority of shares properly cast on the proposal, in person or by proxy, will be required to approve Proposal 4. Abstentions will be considered shares present at the meeting entitled to vote, but since they are not affirmative votes on the proposal, will have the same effect as votes against the proposal. Broker non-votes will counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF SUCH APPOINTMENT. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the ratification of the appointment of KPMG.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 1997 by (i) each person known by the Company to own beneficially more than five percent of the Common Stock, (ii) each director of the Company and each currently employed Named Officer and (iii) all officers and directors as a group. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns. Because the Exchangeable Shares are exchangeable into Common Stock at the holder's option at any time on a one for one basis, the percentage calculation assumes the conversion of all outstanding Exchangeable Shares into Common Stock.

                                                                              NUMBER
                             NAME AND ADDRESS                                OF SHARES    PERCENT
--------------------------------------------------------------------------   ---------    -------
LGT Asset Management, Inc. ...............................................   2,260,500      7.33%
  50 California Street, 27th Floor
  San Francisco, CA 94111(a)
FMR Corp. ................................................................   2,291,800      7.44%
  82 Devonshire Street
  Boston, MA 02109(a)
Fred C. Alcorn(b).........................................................      67,590         *
Kelly H. Burke(b).........................................................      33,100         *
Bruce W. Ferguson(b)(c)...................................................     210,383         *
Daniel J. Fink(b)(d)......................................................      25,000         *
Lennard A. Fisk(b)........................................................       7,000         *
Michael D. Griffin(b).....................................................      24,997         *
Jack L. Kerrebrock(b).....................................................      27,500         *
Douglas S. Luke(b)........................................................      22,000         *
John L. McLucas(b)........................................................      26,500         *
Janice I. Obuchowski......................................................           0         *
Frank L. Salizzoni........................................................           0         *
Harrison H. Schmitt(b)(d).................................................      18,850         *
Robert D. Strain(b).......................................................       6,665         *
David W. Thompson(b)(c)...................................................     105,754         *
James R. Thompson(b)(c)...................................................      83,663         *
Scott L. Webster(b).......................................................     168,398         *
Officers and Directors as a Group
  (20 persons)(b).........................................................   1,037,690         3%

---------------
 *  Represents less than one percent of the outstanding shares of stock.

(a) The beneficial ownership of each of LGT Asset Management, Inc. and FMR Corp. is as of December 31, 1996, not March 1, 1997, and is based on a
    Schedule 13G filed by each of them with the Securities and Exchange Commission (the "SEC").

(b) Includes shares issuable upon exercise of currently vested stock options or options that will vest within sixty days of March 1, 1997, in the following amounts: Fred C. Alcorn, 21,000 shares; Kelly H. Burke, 21,000 shares; Bruce
    W. Ferguson, 50,997 shares; Daniel J. Fink, 21,000 shares; Lennard A. Fisk, 7,000 shares; Michael D. Griffin, 24,997 shares; Jack L. Kerrebrock, 21,000 shares; Douglas S. Luke, 21,000 shares; John L. McLucas, 21,000 shares; Harrison H. Schmitt, 17,000 shares; Robert D. Strain, 6,665 shares; David W. Thompson, 55,998 shares; James R. Thompson, 83,663 shares; Scott L. Webster, 28,998 shares; and all officers and directors as a group, 602,783 shares.

(c) Excludes 17,700 shares of Common Stock owned by Mr. Ferguson's wife, 23,000 shares of Common Stock owned by Mr. D.W. Thompson's wife, 1,385 shares of Common Stock owned by Mr. J.R. Thompson's wife and 450 shares of Common Stock owned by Mr. J.R. Thompson's dependent children. Messrs. Ferguson, D.W. Thompson and J.R. Thompson disclaim beneficial ownership of such shares.

(d) Includes 300 shares of Common Stock with respect to which Mr. Fink shares voting and investment power with his wife, and 1,850 shares of Common Stock with respect to which Dr. Schmitt shares voting and investment power with his wife.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Orbital's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish to the Company copies of all Forms 3, 4 and 5 they file. Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons, the Company believes that, except as specified below, all its executive officers and directors complied with all such filing requirements applicable to them with respect to transactions during fiscal 1996.

     Mr. Daniel E. Friedmann's sale of 1,356 shares of Common Stock in October 1996 was reported late on his Form 5 filed for the year ended December 31, 1996.

                             STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the SEC, stockholder proposals intended to be included in the Company's proxy materials for the Company's 1998 annual meeting of stockholders must be received by the Company on or before November 20, 1997 at its principal office, 21700 Atlantic Boulevard, Dulles, Virginia 20166, Attention: Corporate Secretary.

                                 OTHER MATTERS

     The management has no knowledge of any other matter that may come before the Annual Meeting and does not, itself, currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be paid by the Company. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of the Company by mail, telephone or personally. In addition, the Company has retained D.F. King & Co. ("D.F. King") to solicit proxies by personal interview, mail, telephone and telegram and to request brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock. The Company will pay D.F. King a fee not to exceed $3,500 covering its services and, in addition, will reimburse D.F. King for expenses and payments made for the Company's account to brokers and other nominees for their expenses in forwarding soliciting material.

     Stockholders are urged to send their proxies without delay. Your cooperation is appreciated.

                                   APPENDIX A

       Orbital Sciences Corporation 1997 Stock Option and Incentive Plan

                          ORBITAL SCIENCES CORPORATION
                      1997 STOCK OPTION AND INCENTIVE PLAN

1. PURPOSE OF PLAN

     The purpose of this 1997 Stock Option and Incentive Plan (the "Plan") is to advance the interests of Orbital Sciences Corporation and its stockholders by enabling Orbital and Participating Companies (as defined below) to attract and retain highly talented employees, directors, consultants and advisers who are in a position to make significant contributions to the success of Orbital, to reward them for their contributions to the success of Orbital, and to encourage them, through stock ownership, to increase their proprietary interest in Orbital and their personal interest in its continued success and progress.

     The Plan provides for the award of Orbital stock options and Orbital common stock. Options granted pursuant to the Plan may be incentive or nonstatutory stock options. Options granted pursuant to the Plan shall be presumed to be nonstatutory options unless expressly designated as incentive options at the time of grant.

2. DEFINITIONS

     For the purposes of this Plan and related documents, the following definitions apply:

     "Award Agreement" means the stock option agreement, restricted stock agreement or other written agreement between Orbital and a Grantee that evidences and sets out the terms and conditions of a Grant.

     "Board" means the Board of Directors of the Company.

     "Committee" means a committee of, and designated from time to time by resolution of the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate, and each of whom shall qualify in all respects as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation. Commencing on the Effective Date, and until such time as the Board shall determine otherwise, the Committee shall be the Human Resources and Nominating Committee of the Board.

     "Company" or "Orbital" means Orbital Sciences Corporation, a Delaware corporation, or any successor thereof.

     "Effective Date" means January 24, 1997.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means the closing sale price of Stock on the national securities exchange on which the Stock is then principally traded or, if that measure of price is not available, on a composite index of such exchanges or, if that measure of price is not available, in a national market system for securities on the date of the option grant (or such other date as is specified herein). In the event that there are no sales of Stock on any such exchange or market on date of the option grant (or such other date as is specified herein), the fair market value of Stock on the date of the grant (or such other date as is specified herein) shall be deemed to be the closing sales price on the next preceding day on which Stock was sold on any such exchange or market. In the event that the Stock is not listed on any such market or exchange on the applicable date, a reasonable valuation of the fair market value of the Stock on such date shall be made by the Board.

     "Grant" means an award of an option or Restricted Stock under the Plan.

     "Grantee" means a person who receives or holds an option or Restricted Stock under the Plan.

     "I.R.C." means the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Incentive Option" means any option granted under the Plan intended to satisfy the requirements under I.R.C. Section 422(b) as an incentive stock option.

     "Nonstatutory Option" means any option granted under the Plan that does not qualify as an Incentive Option.

     "Old Option Plans" shall mean Orbital's 1990 Stock Option Plan and Orbital's 1990 Stock Option Plan for Non-Employee Directors.

     "Option Termination Date" is defined in Section 11(c) below.

     "Outside Director" means a member of the Board who is not an officer or employee of the Company.

     "Parent" means a parent corporation as defined in I.R.C. Section 424(e).

     "Participating Company" means the Company, any Parent of the Company, and any subsidiary (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company or its Parent.

     "Plan" means this 1997 Stock Option and Incentive Plan.

     "Restricted Stock" means shares of Stock awarded to a Grantee pursuant to
Section 13 hereof.

     "Stock" means shares of the Company's authorized Common Stock, $.01 par value per share.

     "Subsidiary" means a subsidiary corporation as defined in I.R.C. Section 424(f).

     "Terminating Transaction" means any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more other persons in which the Company is not the surviving corporation or becomes a subsidiary of another corporation other than a corporation that was a Participating Company immediately prior to such event; (c) a sale of substantially all the Company's assets to a person or entity other than a corporation that was a Participating Company immediately prior to such event; or (d) a person (or persons acting as a group or otherwise in concert) owning equity securities of the Company that represent a majority or more of the aggregate voting power of all outstanding equity securities of the Company. As used herein or elsewhere in this Plan, the word "person" shall mean an individual, corporation, partnership, association or other person or entity, or any group of two or more of the foregoing that have agreed to act together.

     "Total Disability" means a "total and permanent disability" as defined in I.R.C. Section 22(e)(3).

3. ADMINISTRATION OF PLAN

     (a) Administration by Board. The Plan shall be administered by the Board. The Board shall have authority, not inconsistent with the express provisions of the Plan, to:

          (i) award Grants consisting of options or Restricted Stock, or both, to such eligible persons as the Board may select;

          (ii) determine the timing of Grants and the number of shares of Stock subject to each Grant;

          (iii) determine the terms and conditions of each Grant, including whether an option is an Incentive Option or a Nonstatutory Option (consistent with the requirements of the I.R.C.) and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting or forfeiture of a Grant;

          (iv) adopt such rules and regulations as the Board may deem necessary or appropriate to carry out the purposes of the Plan; and

          (v) interpret the provisions of the Plan and of any Grants made hereunder and decide any questions and settle all controversies and disputes that may arise in connection with the Plan.

All decisions, determinations, interpretations or other actions by the Board with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Participating Companies and Grantees and their respective legal representatives, their successors in interest and permitted assigns and upon all other persons claiming by, through, under or against any of them.

     (b) Administration and Delegation by Committee. The Board, in its sole discretion, may delegate some or all of its powers with respect to the Plan to a Committee (in which case references to the Board in this Plan shall be deemed to refer to the Committee, where appropriate) except for interpreting or making changes to Section 9 or Section 11(b) and except with respect to any grants to directors of the Company under Sections 8 and 13. The Committee, in its sole discretion, may delegate to the Chairman, the President and the Chief Executive Officer, or any of them, while any such officer is a member of the Board, authority to award Grants under the Plan. Such authority shall be on such terms and conditions, and subject to such limitations, as the Committee shall specify in its delegation of authority. Except to the extent otherwise specified by the Committee in such delegation, the delegated authority to grant awards of options and Restricted Stock shall include the power to:

          (i) award Grants consisting of options or Restricted Stock, or both, to such eligible persons as the authorized officer may select;

          (ii) determine the timing of Grants and the number of shares of Stock subject to each award; and

          (iii) determine the terms and conditions of each Grant, including whether an option is an Incentive Option or a Nonstatutory Option (consistent with the requirements of the I.R.C.) and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting or forfeiture of a Grant.

Except to the extent otherwise specified by the Committee in such delegation, the authority so delegated shall be in addition to, and not in lieu of, the authority of the Committee to make awards under the Plan.

4. SHARES SUBJECT TO THE PLAN

     (a) Availability. Subject to adjustment as provided in Section 4(c) below, the maximum aggregate number of shares of Stock available for issuance under the Plan shall be 1,600,000.

     (b) Reavailability of Options; Stock to be Delivered. If any Stock covered by a Grant is not purchased or is forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock so terminated or forfeited shall again be available for making Grants under the Plan. In the event that Stock that was previously issued by the Company is reacquired by the Company as part of the consideration received (in accordance with Section 12(b) below) upon the subsequent exercise of an option, such reacquired Shares shall again be available for the granting of options hereunder. Stock delivered under the Plan shall be authorized but unissued shares or, at the Board's discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

     (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, exchange of shares, distribution payable in capital stock, recapitalization or other change in Orbital's capital stock, the number and kind of shares of Stock subject to Grants then outstanding or subsequently awarded under the Plan, the exercise price of any outstanding option, the maximum number of shares of Stock that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.

5. EFFECTIVE DATE

     The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date by Orbital's shareholders. Upon approval of the Plan by the stockholders of Orbital as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if Orbital's stockholders had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Grants made hereunder shall be null and void and of no effect.

6. AWARD AGREEMENT

     Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by Orbital and by the Grantee, in such form or forms as the Board shall from time to time approve. Each Award Agreement evidencing a Grant of options shall specify whether such options are intended to be Nonstatutory Options or Incentive Options.

7. OPTION EXERCISE PRICE

     The option exercise price for shares of Stock to be issued under the Plan shall be the Fair Market Value of the Stock on the Grant date (or 110% of the Fair Market Value in the case of an Incentive Option granted to a ten-percent shareholder).

8. DISCRETIONARY OPTION GRANTS

     Grants may be made under the Plan to any employee or director of any Participating Company as the Board shall determine and designate from time to time. Grants of options may be made under the Plan to any consultant or adviser to any Participating Company whose participation in the Plan is determined by the Board to be in the best interests of the Company and is so designated by the Board. Notwithstanding the foregoing, grants to persons who are not employees of the Company or any Parent or Subsidiary of the Company shall not be Incentive Options.

9. OUTSIDE DIRECTOR OPTION GRANTS

     (a) Automatic Grants. On January 2 of each year, each Outside Director shall automatically be awarded a Grant of a Nonstatutory Option to purchase 3,000 shares of Stock.

     (b) Grants in Lieu of Annual Fee. Each Outside Director shall be entitled to receive a Nonstatutory Option to purchase a specified number of shares of Stock in lieu of his or her annual Board retainer fee. Such specified number (i) shall be calculated by the Chief Financial Officer of the Company, using a Black-Scholes (or other generally accepted) valuation method based on the Fair Market Value of the Stock on January 15 of the applicable year (or the next business day, if January 15 falls on a weekend), assuming a ten-year option term and (ii) shall be adjusted upward by 10% to take into account the one-year vesting term. The exercise price of such option shall be equal to the Fair Market Value of Shares on January 15 (or the next business day, if January 15 falls on a weekend), which shall also be the Grant date. Any Outside Director desiring to receive an option in lieu of cash shall notify the Company of this election, which shall be irrevocable, by submitting a written notice to the Corporate Secretary in accordance to procedures as determined by the Board.

10. LIMITATIONS ON GRANTS

     (a) Limitation on Shares of Stock Subject to Grants. The maximum number of shares of Stock subject to options that can be awarded under the Plan to any person eligible for a Grant under Section 8 hereof is 750,000 shares of Stock during the first ten (10) calendar years of the Plan, and 100,000 per year thereafter. The "per individual" limitations described in this paragraph shall be construed and applied consistent with the rules and regulations under I.R.C.
Section 162(m).

     (b) Limitations on Incentive Options. Incentive Options may only be granted to employees of the Company or any Parent or Subsidiary of the Company.

11. VESTING AND TERMINATION OF OPTIONS

     (a) Vesting of Discretionary Options. Subject to the other provisions of this Section 11, options granted pursuant to Section 8 shall vest and become exercisable at such time and in such installments as the Board shall provide in each individual Award Agreement. Notwithstanding the foregoing, the Board may, in its sole discretion, accelerate the time at which all or any part of an option may be exercised.

     (b) Vesting of Outside Director Options. Subject to the other provisions of this Section 11, options granted under Section 9 shall become exercisable as to 100% of the Stock covered thereby on the first anniversary of the Grant date.

     (c) Termination of Options. All options shall expire and terminate on such date as the Board shall determine ("Option Termination Date"), which in no event shall be later than ten (10) years from the date such option was granted. In the case of an Incentive Option granted to a ten-percent stockholder, the option shall not be exercisable after the expiration of five (5) years from the date such option was granted. Upon termination of an option or portion thereof, the Grantee shall have no further right to purchase Stock pursuant to such option.

     (d) Termination of Employment or Service.

          (i) Termination of Employment or Directorship. Upon the termination of the employment or directorship of a Grantee with a Participating Company for any reason other than for "cause" (pursuant to Section 14 below) or by reason of death or Total Disability, all options that are not exercisable shall terminate on the employment/directorship termination date. Options that are exercisable on the employment/directorship termination date shall continue to be exercisable for (A) six (6) months following the employment/directorship termination date (in the case of Nonstatutory Options), (B) three (3) months following the employment termination date (in the case of Incentive Options), or (C) the Option Termination Date, whichever occurs first. A Grantee who is an employee or director of a Participating Company shall be deemed to have incurred a termination for purposes of this Section 11(d)(i) if such Participating Company ceases to be a Participating Company, unless such Grantee is an employee, director, consultant or adviser of any other Participating Company.

          (ii) Service Termination. In the case of an optionee who is not an employee or director of any Participating Company, provisions relating to the exercisability of options following termination of service shall be specified in the award. If not so specified, all options held by such optionee that are not then exercisable shall terminate upon termination of service for any reason. Unless such termination was for "cause" (pursuant to Section 14 below), options that are exercisable on the date the optionee's service as a consultant or adviser terminates shall continue to be exercisable for a period of six (6) months following the service termination date (as defined in a consulting or similar agreement or as determined by the Board) or the Option Termination Date, whichever occurs first.

     (e) Rights in the Event of Death. In the event that the employment and/or directorship of an optionee with a Participating Company is terminated by reason of death, all options that are not exercisable shall terminate on the date of death. Options that were exercisable on the date prior to the optionee's death may be exercised by the optionee's executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period (or such longer period as the Board may determine prior to the expiration of such one-year period) beginning with the date of the optionee's death, but in no event beyond the Option Termination Date.

     (f) Rights in the Event of Total Disability. In the event that the employment and/or directorship of an optionee with a Participating Company is terminated by reason of Total Disability, all options that are not exercisable shall terminate on the employment/directorship termination date. Options that were exercisable on the employment/directorship termination date may be exercised at any time within the one-year period (or such longer period as the Board may determine prior to the expiration of such one-year period) beginning with the commencement of the optionee's Total Disability (as determined by the Board) but in no event beyond the Option Termination Date.

     (g) Leave of Absence. An approved leave of absence shall not constitute a termination of employment under the Plan. An approved leave of absence shall mean an absence approved pursuant to the policy of a Participating Company for military leave, sick leave, or other bona fide leave, not to exceed ninety (90) days or, if longer, as long as the employee's right to re-employment is guaranteed by contract, statute or the policy of a Participating Company. Notwithstanding the foregoing, in no event shall an approved leave of absence extend an option beyond the Option Termination Date.

12. EXERCISE OF OPTIONS; NON-TRANSFERABILITY

     (a) Exercise of Options. Vested options may be exercised, in whole or in part, by giving written notice of exercise to the Company, which notice shall specify the number of shares of Stock to be purchased and shall be accompanied by payment in full of the purchase price in accordance with Section 12(b) below and the full amount of any federal and state withholding and other employment taxes applicable to such person as a result of such exercise. No shares of Stock shall be issued until full payment of the purchase price and applicable withholding tax has been made. Until the issuance of stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned shares notwithstanding the exercise of the option.

     (b) Payment. Full payment of the purchase price for the Stock as to which an option is being exercised shall be made (i) in United States dollars in cash or by check in a form satisfactory to the Company, (ii) at the Grantee's election, and subject to discretion of the Board, through delivery of Shares having a Fair Market Value on the day immediately preceding the day notice of exercise is received by the Company equal to the cash exercise price of the option, (iii) in accordance with a so-called cashless exercise plan established with a securities brokerage firm, or (iv) by any combination of the permissible forms of payment.

     (c) Non-Transferability of Options. Except as the Board may otherwise determine, no option may be transferred other than by will or by the laws of descent and distribution, and during an optionee's lifetime an option may be exercised only by the Grantee.

13. RESTRICTED STOCK

     (a) Grant of Restricted Stock. The Board may from time to time grant Restricted Stock to certain employees and directors of a Participating Company, subject to such restrictions, conditions and other terms, if any, as the Board may determine.

     (b) Restrictions. At the time a Grant of Restricted Stock is made, the Board may establish a period of time (the "Restricted Period") during which a Grantee's right to all or a portion of such Restricted Stock shall vest over time, subject to certain terms and conditions. Each Grant of Restricted Stock may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock is made, prescribe forfeiture or vesting conditions in addition to or other than the expiration of the Restricted Period. The Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock. Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock.

     (c) Restricted Stock Certificates. Orbital shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee. The Secretary of Orbital shall hold such certificates for the Grantee's benefit until such time as the restrictions lapse or the Restricted Stock is forfeited to Orbital.

     (d) Rights of Holders of Restricted Stock. Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

     (e) Termination of Employment. Upon termination of the employment/directorship of a Grantee with Orbital, other than by reason of death or Total Disability, any Restricted Stock held by such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

     (f) Rights in the Event of Total Disability or Death. The rights of a Grantee with respect to Restricted Stock in the event such Grantee terminates employment/directorship with Orbital by reason of Total Disability or death shall be determined by the Board at the time of Grant.

     (g) Delivery of Stock and Payment Therefor. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock shall lapse, and, upon payment by the Grantee to Orbital, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

14. FORFEITURE CONDITIONS

     The Board may provide in an Award Agreement for conditions of forfeiture for "cause" of any Grantee's rights with respect to a Grant. "Cause" shall include engaging in an activity that is detrimental to the Company including, without limitation, criminal activity, failure to carry out the duties assigned to the Grantee as a result of incompetence or willful neglect, conduct casting such discredit on the Company as in the opinion of the Board justifies termination or forfeiture of the Grant, or such other reasons, including the existence of a conflict of interest, as the Board may determine. "Cause" is not limited to events that have occurred prior to the Grantee's termination of service, nor is it necessary that the Board's finding of "cause" occur prior to such termination. If the Board determines, subsequent to a Grantee's termination of service but prior to the exercise of any rights under a Grant, that either prior or subsequent to the Grantee's termination the Grantee engaged in conduct that would constitute "cause," then the rights with respect to a Grant shall be forfeited.

15. COMPLIANCE WITH SECURITIES LAWS

     (a) The delivery of Stock upon the exercise of an option or lapse of a Restricted Period shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) all applicable listing requirements of any national securities exchange or national market system on which the Stock is then listed or quoted, and (iii) Company counsel's approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option or receipt of Restricted Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (b) It is the intent of the Company that Grants pursuant to the Plan and the exercise of options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3 in respect of an employee or director subject to Section 16(b) of the Exchange Act, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or take advantage of any features of the revised exemption or its replacement.

16. MERGERS, ETC.

     (a) Effect on Options and Plan. Except as otherwise provided herein, all options outstanding under the Plan shall accelerate and become immediately exercisable for a period of fifteen days (or such longer or shorter period as the Board may prescribe) immediately prior to the scheduled consummation of a Terminating Transaction, which exercise shall be (i) conditioned upon the consummation of the Terminating Transaction and (ii) effective only immediately before the consummation of such Terminating Transaction.

Upon consummation of any such event, the Plan and all outstanding but unexercised options shall terminate. Notwithstanding the foregoing, to the extent provision is made in writing in connection with such Terminating Transaction, for the continuation of the Plan and the assumption of options under the Plan theretofore granted, or for the substitution for such options of new options covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, then the Plan and options theretofore granted shall continue in the manner and under the terms so provided, and the acceleration and termination provisions set forth in the first two sentences of this Section 16(a) shall be of no effect. The Company shall send written notice of a Terminating Transaction to all individuals who hold options not later than the time at which the Company gives notice thereof to its stockholders.

     (b) Effect on Restricted Stock. All outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed immediately prior to the occurrence of a Terminating Transaction.

17. TAXES

     The Board shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of options, or the vesting of or other lapse of restrictions applicable to Restricted Stock, or with respect to the disposition of Stock acquired pursuant to the Plan, including, but without limitation, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to a Grantee, or requiring a Grantee (or the optionee's beneficiary or legal representative), as a condition of a Grant or exercise of an option or receipt of Restricted Stock, to pay to the appropriate Participating Company any amount required to be withheld, or to execute such other documents as the Board deems necessary or desirable in connection with the satisfaction of any applicable withholding obligation.

18. EMPLOYMENT RIGHTS

     Neither the adoption of the Plan nor the making of any Grants shall confer upon any Grantee any right to continue as an employee or director of, or consultant or adviser to, any Participating Company or affect in any way the right of any Participating Company to terminate them at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Grants under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Grantee even if the termination is in violation of an obligation of the Company to the Grantee by contract or otherwise.

19. AMENDMENT OR TERMINATION OF PLAN

     (a) Neither adoption of the Plan nor the making of any Grants shall affect the Company's right to make awards to any person that is not subject to the Plan, to issue to such persons Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

     (b) The Board may at any time discontinue granting awards under the Plan. With the consent of the Grantee, the Board may at any time cancel an existing Grant in whole or in part and make any other Grant for such number of shares as the Board specifies. The Board may at any time, prospectively or retroactively, amend the Plan or any outstanding Grant for the purpose of satisfying the requirements of I.R.C. Section 422 or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards, but no such amendment shall materially adversely affect the rights of any Grantee (without the Grantee's consent) under any outstanding Grant.

     (c) In the Board's discretion, the Board may, with an optionee's consent, substitute Nonstatutory Options for outstanding Incentive Options, and any such substitution shall not constitute a new option grant for the purposes of the Plan, and shall not require a revaluation of the option exercise price for the substituted option. Any such substitution may be implemented by an amendment to the applicable option agreement or in such other manner as the Board in its discretion may determine.

20. GENERAL PROVISIONS

     (a) Titles and Headings. Titles and headings of sections of the Plan are for convenience of reference only and shall not affect the construction of any provision of the Plan.

     (b) Governing Law. The Plan shall be governed by, interpreted under and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Delaware, applicable to agreements made and to be performed wholly within the State of Delaware.

     (c) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

                                     * * *

     The Plan was duly adopted by the Board of Directors of the Company as of January 24, 1997.

                                          --------------------------------------
                                          LESLIE C. SEEMAN
                                          Senior Vice President, General Counsel
                                          and Secretary of the Company

     The Plan was duly approved by the stockholders of the Company on April   ,
1997.

                                          --------------------------------------
                                          LESLIE C. SEEMAN
                                          Senior Vice President, General Counsel
                                          and Secretary of the Company

                                                                      1038-PS-97

P                         ORBITAL SCIENCES CORPORATION
R
O          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 24, 1997
X
Y         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints David W. Thompson and Leslie C. Seeman and each of them as proxies, with the power of substitution and re-substitution to each, to vote at the annual meeting of stockholders of Orbital Sciences Corporation (the "Company") to be held at the Company's headquarters, 21700 Atlantic Boulevard, Dulles, Virginia 20166 on April 24, 1997 at 9:00 a.m. and at any adjournments thereof, all shares of stock of the Company that the undersigned would be entitled to vote if personally present. A majority of said proxies of their substitutes or re-substitutes, or any one if only one is present acting, shall have all the powers of all said proxies. The undersigned instructs said proxies, or their substitutes or re-substitutes, to vote in such manner as they may determine on any matters that may properly come before the meeting as indicated in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and to vote as specified by the undersigned on the reverse side.

                                                                     SEE REVERSE
                                                                         SIDE

                           - FOLD AND DETACH HERE -

[X]PLEASE MARK YOUR
   VOTES AS IN THE
   EXAMPLE


     This proxy, when properly executed, will be voted as directed, or if no direction is made, FOR the Election of the named nominees as Directors and FOR proposals 2 - 4.

            The Board of Directors Recommends a Vote FOR all items.
            -------------------------------------------------------

                      FOR ALL   WITHHOLD ALL                          FOR AGAINST ABSTAIN  3. Approve the      FOR  AGAINST  ABSTAIN
1. To elect four       [  ]        [  ]       2. Approve the adoption [ ]   [ ]     [ ]       adoption of the  [ ]    [ ]      [ ]
   directors, each to                            of an amendment to                           Orbital Sciences
   serve for a three-year                        Section 5 of the                             Corporation 1997
   term ending in 2000.                          Company's Restated Certificate of            Stock Option and
Nominees: Douglas S. Luke      John L. McLucas   Incorporation increasing                     Incentive Plan.
          Harrison H. Schmitt  Scott L. Webster  the number of authorized shares of
                                                 Common Stock from
                                                 40,000,000 to 80,000,000.
---------------------------------------------------
     FOR ALL NOMINEES EXCEPT AS NOTED ABOVE
(Instruction: To withhold authority to vote for any                                                            FOR  AGAINST  ABSTAIN
  nominee(s), write such nominee(s) name(s) above).                                        4. Ratify the        [ ]   [ ]      [ ]
                                                                                              selection of KPMG
                                                                                              Peat Marwick LLP
                                                                                              as the Company's
                                                                                              independent accountants
                                                                                              for the fiscal year
                                                                                              ending December 31,
                                                                                              1997.


    Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.
    SIGNATURE(S)                                      DATE           , 1997
                --------------------------------------    ----------
      NAME                FOR INSPECTOR OF ELECTIONS USE ONLY
          ----------------                                    ----------------
            (Please Print)                                     Number of Shares

    NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-if-fact should add their titles. If signer is a corporation, please give full corporate name and have an authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                           - FOLD AND DETACH HERE -